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RE:      Gateways to Space, Inc. (Commission File No. 33-20394-D)
         Review of Form 8-K

Dear Sir or Madam:

         We have reviewed the Form 8-K dated April 2, 1999 forwarded to us on September 23, 1999. After review of the disclosures contained in the Form 8-Y, we agree with the statements made by the Registrant therein with respect to Item 4 of the Form 8-K, except we have no knowledge whether an engagement letter was executed with C. M. Meeks mid Company.

                                                   Very truly yours,

                                                   /s/  GRANT THORNTON LLP
Suite 1100
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San Francisco, CA 94111
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